Exhibit 99.1

Aptar Reports First Quarter Results;
Declares Quarterly Dividend

CRYSTAL LAKE, Ill.--(BUSINESS WIRE)--April 26, 2018--AptarGroup, Inc. (NYSE:ATR) today reported first quarter results and declared a quarterly dividend.

First Quarter Summary

  Reported sales increased 17%, including the positive effect of currency rates (+10%)
  Core sales, excluding currency effects, rose 7% driven by growth in each business segment
  Reported net income (8% of net sales) increased 14% to $59 million
  Adjusted EBITDA (19% of net sales) increased 17% to $134 million
  Reported earnings per share grew 14% to $0.92 and included costs associated with our business transformation ($0.07 per share)
  Adjusted earnings per share of $0.99 compared to prior year reported earnings per share of $0.81 (+22%) and to prior year currency adjusted earnings per share of $0.90 (+10%)
  Business transformation progressing as planned

First Quarter Results

For the quarter ended March 31, 2018, reported sales increased 17% over the prior year to $703 million. Core sales, which exclude the positive impact from changes in currency exchange rates, increased approximately 7%.

First Quarter Segment Sales Analysis
(Change Over Prior Year)

	Beauty +		Food +	Total
	Home	Pharma	Beverage	AptarGroup
Core Sales Growth	8%	6%	10%	7%
Currency Effects(1)	9%	11%	6%	10%
Total Reported Sales Growth	17%	17%	16%	17%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Commenting on the quarter, Stephan Tanda, President and CEO, said, “We are pleased to report a positive start to 2018. Driven by broad-based demand for our value-adding innovative dispensing solutions, core sales grew in each business segment. Our Beauty + Home segment had another strong quarter with robust core sales growth, especially in the beauty and personal care markets. Our Pharma segment had another excellent quarter with increased demand for our leading drug delivery systems, particularly in the consumer healthcare market where the aggressive flu season helped drive demand for our nasal spray and saline systems. Our Food + Beverage segment had a mixed quarter with increased core sales to the food market and sluggish sales to the beverage market, primarily due to weak volumes in China. In addition to the top line growth, our Beauty + Home and Pharma segments reported adjusted EBITDA growth over the prior year, while our Food + Beverage segment had a slight decrease in adjusted EBITDA, in part due to the mix of business and the timing of our pass-through of higher resin costs.”

Aptar’s reported earnings per share of $0.92 is an increase of 14% over the prior year level of $0.81 despite the negative impacts of our business transformation initiatives, higher raw material costs and a slightly higher tax rate. Comparable adjusted earnings per share, excluding the business transformation initiatives in the current period, increased 10% to $0.99 compared to currency adjusted prior year results of $0.90.

Business Transformation

Our business transformation to become a more agile, competitive and customer-centric business is progressing as planned. Tanda commented on the progress by stating, “While we are at the beginning stages of the implementation, the initiatives we put in place are beginning to gain traction. With broad engagement across our organization and our energetic transformation leadership team, we are creating great momentum and implementing positive changes throughout the organization.”

Outlook

Commenting on Aptar’s outlook, Tanda stated, “I am encouraged by the underlying strength of our portfolio of differentiating packaging solutions and the momentum we are seeing across the different markets. For the second quarter of 2018, we expect continued core sales growth over the prior year in each business segment. We also anticipate that aggregate currency effects will continue to be a tailwind on reported results. The tax rate guidance for the coming quarter reflects our current analysis of the recent U.S. tax reform legislation.”

Aptar expects earnings per share for the second quarter to be in the range of $0.99 to $1.04, excluding any costs related to our business transformation, compared to $1.01 per share reported in the prior year. Adjusting for changes in currency translation rates, earnings per share for the prior year were approximately $1.08. Our guidance earnings per share range is based on an effective tax rate range of 30% to 32% and the effective tax rate for the prior year second quarter reported results was approximately 18%. Had our current guidance effective tax rate range been applied to prior year results, prior year second quarter earnings per share would have been lower by approximately $0.16 per share.

Cash Dividend

On April 25, 2018, the Board declared a quarterly cash dividend of $0.32 per share. The payment date is May 30, 2018, to stockholders of record as of May 9, 2018.

Open Conference Call

There will be a conference call on Friday, April 27, 2018, at 8:00 a.m. Central Time to discuss the Company’s first quarter results for 2018. The call will last approximately one-hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations page at www.aptar.com. Replay of the conference call can also be accessed for a limited time on the Investor Relations page of the website.

Aptar is a leading global supplier of a broad range of innovative dispensing and sealing solutions for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food, and beverage markets. AptarGroup is headquartered in Crystal Lake, Illinois, with manufacturing facilities in North America, Europe, Asia and South America. For more information, visit www.aptar.com.

Presentation of Non-GAAP Information

This press release refers to certain non-GAAP financial measures, including current and prior year adjusted earnings per share and consolidated adjusted EBITDA, which exclude the impact of our business transformation charges (also referred to as restructuring initiatives in the accompanying tables) in the first quarter of 2018. Adjusted earnings per share also excludes the impact of currency translation effects, and core sales excludes the impact of currency translation effects. Aptar’s non-GAAP financial measures may not be comparable to similarly titled financial measures provided by other companies. Aptar’s management believes these non-GAAP financial measures are useful to our investors because they allow for a better period over period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance. These non-GAAP financial measures also provide investors with certain information used by our management when making financial and operational decisions. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statements of income and other information presented herein. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included in the accompanying tables. Our long-term financial targets are provided on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled, such as the impact of currency translation effects, or reliably predicted because they are not part of Aptar’s routine activities, such as acquisitions and business transformation charges.

This press release contains forward-looking statements, including certain statements set forth under the “Outlook” and “Business Transformation” sections of this press release. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to, the impact of tax reform legislation; the execution of the business transformation; the impact and extent of contamination found at the Company’s facility in Brazil; economic conditions worldwide including potential deflationary conditions in regions we rely on for growth; political conditions worldwide; significant fluctuations in foreign currency exchange rates or our effective tax rate; changes in customer and/or consumer spending levels; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; fluctuations in the cost of materials, components and other input costs; the availability of raw materials and components; our ability to successfully implement facility expansions and new facility projects; our ability to increase prices, contain costs and improve productivity; changes in capital availability or cost, including interest rate fluctuations; volatility of global credit markets; cybersecurity threats that could impact our networks and reporting systems; fiscal and monetary policies and other regulations, including changes in tax rates; direct or indirect consequences of acts of war or terrorism; work stoppages due to labor disputes; and competition, including technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Ks and Form 10-Qs. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(In Thousands, Except Per Share Data)
Consolidated Statements of Income

	Three Months Ended
	March 31,
	2018	2017

Net Sales	$703,350	$601,316
Cost of Sales (exclusive of depreciation and amortization shown below)	455,822	384,684
Selling, Research & Development and Administrative	112,461	101,282
Depreciation and Amortization	41,175	37,331
Restructuring Initiatives	5,936	-
Operating Income	87,956	78,019
Other Income/(Expense):
Interest Expense	(8,055)	(8,262)
Interest Income	2,248	330
Equity in Results of Affiliates	(65)	(48)
Miscellaneous, net	(867)	(559)
Income before Income Taxes	81,217	69,480
Provision for Income Taxes	21,929	17,675
Net Income	$59,288	$51,805

Net Loss Attributable to Noncontrolling Interests	12	15
Net Income Attributable to AptarGroup, Inc.	$59,300	$51,820
Net Income Attributable to AptarGroup, Inc. per Common Share:
Basic	$0.95	$0.83
Diluted	$0.92	$0.81

Average Numbers of Shares Outstanding:
Basic	62,128	62,355
Diluted	64,414	64,234

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
($ In Thousands)
Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
ASSETS

Cash and Equivalents	$741,062	$712,640
Receivables, net	586,592	510,426
Inventories	347,791	337,216
Other Current Assets	117,678	109,791
Total Current Assets	1,793,123	1,670,073
Net Property, Plant and Equipment	884,551	867,906
Goodwill	451,243	443,887
Other Assets	154,777	155,957
Total Assets	$3,283,694	$3,137,823

LIABILITIES AND EQUITY

Short-Term Obligations	$70,344	$66,169
Accounts Payable and Accrued Liabilities	496,409	461,579
Total Current Liabilities	566,753	527,748
Long-Term Obligations	1,199,975	1,191,146
Deferred Liabilities	112,190	106,881
Total Liabilities	1,878,918	1,825,775

AptarGroup, Inc. Stockholders' Equity	1,404,467	1,311,738
Noncontrolling Interests in Subsidiaries	309	310
Total Equity	1,404,776	1,312,048

Total Liabilities and Equity	$3,283,694	$3,137,823

AptarGroup, Inc.
Reconciliation of EBIT, Adjusted EBIT, EBITDA and Adjusted EBITDA to Net Income (Unaudited)
($ In Thousands)

	Three Months Ended
	March 31, 2018

		Beauty +		Food +	Corporate &
	Consolidated	Home	Pharma	Beverage	Other	Net Interest
Net Sales	$703,350	378,173	230,127	95,050	-	-

Reported net income	$59,288
Reported income taxes	21,929
Reported income before income taxes	81,217	26,707	68,292	5,926	(13,901)	(5,807)
Adjustments:
Restructuring initiatives	5,936	5,016	364	315	241

Adjusted earnings before income taxes	87,153	31,723	68,656	6,241	(13,660)	(5,807)
Interest expense	8,055					8,055
Interest income	(2,248)					(2,248)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	92,960	31,723	68,656	6,241	(13,660)	-
Depreciation and amortization	41,175	21,412	11,184	6,498	2,081	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$134,135	$53,135	$79,840	$12,739	$(11,579)	$-

Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	19.1%	14.1%	34.7%	13.4%

	Three Months Ended
	March 31, 2017

		Beauty +		Food +	Corporate &
	Consolidated	Home	Pharma	Beverage	Other	Net Interest
Net Sales	$601,316	322,448	196,912	81,956	-	-

Reported net income	$51,805
Reported income taxes	17,675
Reported income before income taxes	69,480	22,208	59,070	7,140	(11,006)	(7,932)
Adjustments:
None	-
	-
Earnings before income taxes	69,480	22,208	59,070	7,140	(11,006)	(7,932)
Interest expense	8,262					8,262
Interest income	(330)					(330)
Earnings before net interest and taxes (EBIT)	77,412	22,208	59,070	7,140	(11,006)	-
Depreciation and amortization	37,331	19,880	9,771	5,806	1,874	-
Earnings before net interest, taxes, depreciation and amortization (EBITDA)	$114,743	$42,088	$68,841	$12,946	$(9,132)	$-

EBITDA margins (EBITDA / Reported Net Sales)	19.1%	13.1%	35.0%	15.8%

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2018	2017

Income before Income Taxes	$81,217	$69,480

Adjustments:
Restructuring initiatives	5,936
Foreign currency effects (1)		8,740
Adjusted Income before Income Taxes	$87,153	$78,220

Provision for Income Taxes	$21,929	$17,675

Adjustments:
Restructuring initiatives	1,602
Foreign currency effects (1)		2,462
Adjusted Provision for Income Taxes	$23,531	$20,137

Net Loss Attributable to Noncontrolling Interests	$12	$15

Net Income Attributable to AptarGroup, Inc.	$59,300	$51,820

Adjustments:
Restructuring initiatives	4,334
Foreign currency effects (1)		6,278
Adjusted Net Income Attributable to AptarGroup, Inc.	$63,634	$58,098

Average Number of Diluted Shares Outstanding	64,414	64,234

Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.92	$0.81

Adjustments:
Restructuring initiatives	0.07
Foreign currency effects (1)		0.09
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.99	$0.90

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current period foreign currency exchange rates.

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended
	June 30,
	Expected 2018	2017

Income before Income Taxes		$79,568

Adjustments:
Foreign currency effects (1)		6,545
Adjusted Income before Income Taxes		$86,113

Provision for Income Taxes		$14,379

Adjustments:
Foreign currency effects (1)		1,887
Adjusted Provision for Income Taxes		$16,266

Net Income Attributable to Noncontrolling Interests		$(15)

Net Income Attributable to AptarGroup, Inc.		$65,174

Adjustments:
Foreign currency effects (1)		4,658
Adjusted Net Income Attributable to AptarGroup, Inc.		$69,832

Average Number of Diluted Shares Outstanding		64,828

Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.99 - $1.04	$1.01

Adjustments:
Foreign currency effects (1)		0.07
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.99 - $1.04	$1.08

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings per share using foreign currency exchange rates as of March 31, 2018.

(2) AptarGroup’s expected earnings per share range for the second quarter of 2018 is based on an effective tax rate range of 30% to 32%, which includes estimated effects of the recent tax reform legislation. The effective tax rate for the second quarter of 2017 was approximately 18%.

CONTACT:
AptarGroup, Inc.
Investor Relations Contact:
Matt DellaMaria
matt.dellamaria@aptar.com
815-477-0424
or
Media Contact:
Katie Reardon
katie.reardon@aptar.com
815-477-0424